UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2010

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York 10022

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 5, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Hudson Highland Group, Inc. (the “Company”) approved a form of restricted stock award agreement and grants of shares of restricted stock to executive officers of the Company effective February 17, 2010. The form of restricted stock award agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. Pursuant to the award agreement, shares of restricted stock awarded to the Company’s executive officers will vest upon satisfaction of certain performance vesting conditions and service vesting conditions. The performance vesting conditions with respect to the restricted stock are satisfied as follows: (a) 60% of the shares of restricted stock (the “EBITDA Restricted Stock”) will vest upon the determination by the Committee that the Company achieved income (loss) from continuing operations before inclusion of provision for income taxes, other income (expense), interest income (expense), and depreciation and amortization for the year ending December 31, 2010 equal to or greater than $0; and (b) 40% of the shares of restricted stock (the “Gross Margin Restricted Stock”) will vest upon the determination by the Committee that the Company achieved gross margin growth (measured as a percentage of growth) for the year ending December 31, 2010 as compared to the year ended December 31, 2009 equal to or greater than 5%, provided that the shares of Gross Margin Restricted Stock shall vest pro rata for gross margin growth between 1% and 5%. The recipient will forfeit the number of shares of EBITDA Restricted Stock and Gross Margin Restricted Stock that do not vest pursuant to the preceding sentence. To the extent the performance vesting conditions above have been satisfied, the service vesting conditions with respect to the restricted stock are satisfied as follows: (i) 33% of the shares of restricted stock will vest upon the determination of the satisfaction of the performance vesting conditions, (ii) 33% of the shares of restricted stock will vest on the second anniversary of the grant date and (iii) 34% of the shares of restricted stock will vest on the third anniversary of the grant date; provided that, in each case, the recipient remains employed by the Company or an affiliate of the Company from the grant date through the date the performance vesting conditions are satisfied, in the case of clause (i), or the applicable anniversary date, in the case of clauses (ii) and (iii).

The number of shares of restricted stock granted to each of the Company’s named executive officers are as follows:

Number of Shares of Restricted Stock

Jon F. Chait	75,000
Mary Jane Raymond	48,000
Richard S. Gray	12,000

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Form of Hudson Highland Group, Inc. Restricted Stock Award Agreement for EBITDA and gross margin growth performance vesting awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: February 11, 2010	By:	/S/ MARY JANE RAYMOND
Mary Jane Raymond
Executive Vice President and Chief Financial Officer

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number

(10.1)	Form of Hudson Highland Group, Inc. Restricted Stock Award Agreement for EBITDA performance and gross margin growth performance vesting awards.

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